UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 19, 2008 (June 18, 2008)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On June 18, 2008, William A. Williamson, Jr. retired from the board of directors of Genesco Inc. pursuant to the retirement provision of the Company’s Corporate Governance Guidelines. The board of directors of the Company, acting pursuant to the Company’s Bylaws, determined that the board would consist of 11 members effective upon Mr. Williamson’s retirement.
On June 19, 2008, Genesco Inc. announced that Robert J. Dennis, 54, President of the Company, will assume the additional role of Chief Executive Officer effective August 1, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Hal N. Pennington will continue as Chairman of the Company. Dennis was named a Senior Vice President of the Company in 2004, Executive Vice President and Chief Operating Officer in 2005, and President and Chief Operating Officer and a director of the Company in 2006. In 2001, he was elected Chief Executive Officer of Hat World Corporation, a hat retailer acquired by the Company in 2004. He had previously served in a senior position with Asbury Automotive Corporation from 1997 to 1999. From 1984 to 1997, he was with McKinsey & Company, an international consulting firm, where he became a partner in 1990 and subsequently led the North American Retail practice.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits
     The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press Release, dated June 19, 2008 issued by Genesco Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.
Date: June 19, 2008	By:	/s/ Roger G. Sisson
		Name:	Roger G. Sisson
		Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release dated June 19, 2008

4